Exhibit 99.1

News Release

Boeing Corporate Offices 100 N. Riverside Chicago, IL 60606 www.boeing.com

Boeing Director Gen. James Jones Resigns Board Seat

CHICAGO, Dec. 15, 2008 – The Boeing Company [NYSE: BA] board of directors today accepted the resignation of retired Marine Corps Gen. James L. Jones, who earlier this month was named by U.S. President-elect Barack Obama to serve as his national security adviser.

“Gen. Jones made valuable contributions to our company during his tenure,” said Boeing Chairman, President, and Chief Executive Jim McNerney. “We wish him well as he rededicates himself to serving his country, something he has done honorably and with great distinction for more than 40 years.”

Jones, 64, joined the board in June, 2007. His resignation is effective immediately.

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Contact: Todd Blecher, 312-544-2002